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Exhibit 5.9

CONSENT OF LEONARD R. KILPATRICK

        I hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Lake Resources Inc. on my report entitled "El Cubo Gold Silver Mine, Guanajuato, Mexico" dated May 31, 2006.

April 9, 2007	/s/ LEONARD R. KILPATRICK LEONARD R. KILPATRICK

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CONSENT OF LEONARD R. KILPATRICK